Exhibit 10.27

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (the “Agreement”) is made by and between UMED Holdings, Inc. (“UMED”), on one hand, and Mamaki Tea, Inc., Mamaki of
Hawaii, Inc., Hawaiian Beverages, Inc. (“HBI”), Curtis Borman, Individually and d/b/a
Hawaiian Beverages, Inc., and Lee Jenison, Individually and d/b/a Hawaiian Beverages, Inc.
(collectively, the “Mamaki Defendants”), on the other hand. UMED and the Mamaki
Defendants are sometimes hereinafter collectively referred to as the “Parties” and may be referenced singularly as a “Party.”

RECITALS

This Agreement is made by and entered into among the Parties for the following purposes and with reference to the following facts:

WHEREAS, on or about October 29, 2015, UMED, on one hand, and Mamaki of
Hawaii, Inc. and HBI, on the other hand, entered into a Stock Purchase Agreement (the
“Purchase Agreement”) wherein UMED sold its 100% interest in Mamaki of Hawaii, Inc. to HBI for $700,000 (along with the assumption of certain liabilities);

WHEREAS, UMED was not paid $450,000 of the payments required imder the Purchase
Agreement;

WHEREAS, UMED filed suit against Mamaki of Hawaii, Inc., Hawaiian Beverages,
Inc., Curtis Borman, Individually and d/b/a Hawaiian Beverages, Inc., and Lee Jenison,
Individually and d/b/a Hawaiian Beverages, Inc. in the lawsuit styled UMED Holdings, Inc. v.
Mamaki of Hawaii, Inc., et. al.; Cause No. DC-16-004718 in the District Court of Dallas County,
Texas, 193^** Judicial District, seeking payment of the obligations required in the Purchase
Agreement (the “UMED Lawsuit”);

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

WHEREAS, the Mamaki Defendants deny and any all liability for the claims asserted against them in the UMED Lawsuit;

WHEREAS, Mamaki Tea, Inc., Mamaki Tea of Hawaii, Inc. and Curt Borman filed cross-claims against UMED in the Counterclaim/Crossclaim styled Mamaki Tea, Inc., Mamaki
Tea of Hawaii, Inc. and Curt Borman v. Southwest Capital Funding, Ltd and UMED Holdings,
Inc.', Cause No. 16-1-0342, in the Circuit Court of the Third Circuit for the State of Hawaii (the
“Hawaii Lawsuit”);

WHEREAS, UMED denies and any all liability for the claims asserted against it in the
Hawaii Lawsuit; and

WHEREAS, the Parties desire to avoid the uncertainty, inconvenience and expense of further litigation, and to buy peace and enter into this Agreement upon the terms and conditions set forth herein.

AGREEMENT

In consideration of the representations and mutual promises contained in this Agreement, the Parties agree as follows:

1.0 Payment Obligations

1.1.   If none of the tea inventory that was removed from the Mamaki Defendants’ facility in April 2016 is returned to the Mamaki Defendants by January 31, 2017, Mamaki Tea, Inc.,
Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. shall pay UMED by check made payable to UMED Holdings, Inc. (a) $400,000 if the payment is made in full by January 31, 2017; (b)
$425,000 if the payment is made in full by February 28, 2017; or (c) $450,000 if the payment is made in full by March 31, 2017.

1.2.           Should any of the tea inventory that was removed firom the Mamaki Defendants’
facility in April 2016 be returned to the Mamaki Defendants by January 31, 2017, Mamaki Tea,

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. shall pay UMED by check made payable to UMED Holdings, Inc. (a) $475,000 if the payment is made in fall by January 31,
2017; (b) $525,000 if the payment is made in fall by February 28, 2017; or (c) $550,000 if the payment is made in fall by March 31, 2017. Should the Mamaki Defendants receive some tea inventory, but less than 8,000 lbs of the tea inventory, UMED shall issue to a party designated by
Mamaki of Hawaii, Inc., upon fall payment of the amounts required under Section 1.1 or 1.2 of this Agreement, one-hundred-twenty-five (125) shares of UMED stock for every pound of inventory not returned (i.e., if five-thousand (5,000) lbs are returned, UMED would issue three-
hundred-seventy-five-thousand (375,000) shares).

1.3.   Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. shall pay off the remaining balance on the note in favor of Michael Wykrent referenced in Section
1.2.(c)(ii)A) of the Purchase Agreement (the “Wykrent Debt”) in the amount of $63,875 (plus applicable interest) by no later than March 31, 2017. Mamaki Tea, Inc., Mamaki of Hawaii, Inc.,
and Hawaiian Beverages, Inc. also agree to pay Wykrent $250,000 upon receipt of funds from its primary lender, but not later than March 31,2017.

1.4.   If Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. fail to pay UMED the entire settlement payment by 5:00 p.m. (central) on January 31, 2017, the
Mamaki Defendants must transfer to an Escrow account as designated by UMED, (a) 1,241,500 shares of unencumbered UMED Stock owned by Cxirt Borman and (b) 1,000,000 shares of unencumbered UMED stock owned by Lee Jenison (collectively, the “UMED Shares”). Borman and Jenison will immediately deliver the referenced share certificates, including the corresponding Stock Power, to the escrow agent. In the event of transfer of shares under this

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

section, the Mamaki Defendants agree to provide the documents and do all things necessary to elfectuate the transaction.

1.5.   If Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. pay the
Settlement Amount as set forth in Section 1.1.or 1.2. of the Agreement by March 31, 2017, the
escrow agent shall release the UMED Shares to Borman and Jenison within seven days of such payment. Notwithstanding anything to the contrary in the Agreement, if Mamaki Tea, Inc.,
Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. fail to pay the Settlement Amoimt as set forth in Sections 1.1. or 1.2. of the Agreement by 5;00 p.m. on March 31, 2017 (a) the escrow agent shall transfer the UMED Shares to UMED on April 15, 2015 and UMED will be the owner of such shares, (b) Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc.
'will be in breach of the Agreement and waive all defenses for any claim seeking enforcement of the Agreement, and (c) each of Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian
Beverages, Inc. will be jointly and severally liable to UMED under the Agreement for either
$475,000 (if no tea inventory was returned to the Mamaki Defendants by January 31, 2017) or
$550,000 (if some tea inventory was returned to the Mamaki Defendants by January 31, 2017)—
with credit or offset given for the transfer of the UMED shares to UMED at the value of
$370,000.

2.0 Mutual Release

2.1. Upon execution of this Agreement, UMED and its owners, partners, officers, directors, representatives, agents, servants, employees, attorneys, and all parent, sister, related, and affiliated corporations, subsidiaries, divisions, joint ventures, predecessors, successors, beneficiaries, and assigns, in their respective capacities as such, hereby fully and forever release and discharge the Mamaki Defendants and their owners, partners, officers, directors.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

representatives, agents, servants, employees, attorneys, and all parent, sister, related and affiliated corporations, subsidiaries, divisions, joint ventures, predecessors, successors, beneficiaries, and assigns, in their respective capacities as such, from any and all rights, claims, demands, actions, causes of action, losses, damages and expenses, whether based on tort, contract, statute or equity, known or unknown, foreseen or unforeseen, arising out of or relating to (a) Mamaki, (b) the Purchase Agreement, (c) the UMED Lawsuit, including those claims asserted or that could have been asserted in the UMED Lawsuit, and (d) the Hawaii Lawsuit, including those claims asserted or that could have been asserted in the Hawaii Lawsuit.
Notwithstanding the foregoing, UMED does not release the Mamaki Defendants from their obligations under this Agreement.

2.2. Upon execution of this Agreement, the Mamaki Defendants and their owners, partners, officers, directors, representatives, agents, servants, employees, attorneys, and all parent, sister, related, and affiliated corporations, subsidiaries, divisions, joint ventures, predecessors, successors, beneficiaries, and assigns, in their respective capacities as such, hereby fully and forever release and discharge UMED and their owners, partners, officers, directors, representatives, agents, servants, employees, attorneys, and all parent, sister, related and affiliated corporations, subsidiaries, divisions, joint ventures, predecessors, successors, beneficiaries, and assigns, in their respective capacities as such, from any and all rights, claims, demands, actions, causes of action, losses, damages and expenses, whether based on tort, contract, statute or equity, known or unknown, foreseen or unforeseen, arising out of or relating to (a) Mamaki, (b) the Purchase Agreement, (c) the UMED Lawsuit, including those claims asserted or that could have been asserted in the UMED Lawsuit, and (d) the Hawaii Lawsuit, including those claims asserted or that eould have been asserted in the Hawaii Lawsuit.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

Notwithstanding the foregoing, the Mamaki Defendants do not release UMED from its obligations under this Agreement.

3.0 Dismissal of Action

Within ten (10) days following execution of the Agreement, the Parties will execute and file an agreed order dismissing (a) all claims in the UMED Lawsuit and (b) all claims asserted against UMED in the Hawaii Lawsuit with prejudice.

4.0 Unlocking of UMED Shares

Within 7 days of execution of the Agreement, UMED will release the restrictions on all shares of UMED stock specified in the Purchase Agreement. However, relative to the shares owned by Jenison and Borman, UMED will release the “lock-up” on 200,000 shares owned by
Jenison and 200,000 shares owned by Borman within 15 days of satisfaction of the payment amounts required imder Section 1.1. or 1.2. of this Agreement. UMED will release an additional
100,000 shares owned by Jenison and 100,000 shares owned by Borman every three months
(starting three months after the initial unlocking of shares) until all such shares have become
“unlocked”.

5.0 Indemnification

Mamaki Tea, Inc., Mamaki of Hawaii, Inc., and Hawaiian Beverages, Inc. shall defend, indemnify and hold harmless UMED, its officers, employees, and agents, from and against any damages, attorney’s fees, judgments, liabilities and losses of every kind based upon any claims, demands, or action related to or arising from (a) any loan between any of the Mamaki
Defendants and Michael Wykrent, including the Wykrent Debt, and (b) Mamaki, if the action relates to or arises out of the conduct of the Mamaki Defendants.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

6.0 No Admission of Liability

The Parties agree that the execution of this Agreement and any action taken pursuant to this Agreement are not an admission of liability or fault on the part of any Party for any claim or lawsuit, including the UMED Lawsuit or Hawaii Lawsuit.

7.0 Representation of Capacity to Execute

The xindersigned represent and warrant that they are authorized to execute this
Agreement, competent to execute this Agreement, have carefully read and fully understand the terms of this Agreement, and agree to be bound by its terms.

8.0 Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the Parties to this
Agreement, their respective heirs, beneficiaries, personal representatives, successors, and assigns.

9.0 No Assignment of Claims

The Parties respectively represent and warrant that none of the claims, defenses, demands, actions, and causes of action herein released has been, or will be, sold, assigned, conveyed or transferred, in whole or in part, to any person or entity.

10.0 Attorneys’ Fees. Costs, and Expenses

Attorneys’ fees, costs, and expenses incurred by any Party shall be borne by the Party incurring same.

11.0 Merger Clause and Amendments

This Agreement supersedes all prior negotiations, oral agreements and understandings with respect to the subject matter of this agreement. Neither this Agreement nor any term set forth herein may be amended, waived, discharged, or terminated except by a writing signed by the Parties.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

12.0 Agreement Voluntarily Entered into bv Each of the Parties

This Agreement is executed voluntarily by each of the Parties without any duress or undue influence on the part, or on behalf, of any of them. The Parties represent to each other that they have read and fully understand each of this Agreement’s provisions and have relied on the advice and representations of competent legal covmsel of their own choosing. Each Party to this
Agreement adopts this Agreement as the product of a group drafting effort and agrees that it shall not be construed more favorably for or against any Party to this Agreement.

13.0 Confidentiality

The Parties to this Agreement agree that the terms and conditions of this Agreement are confidential and shall not be disclosed to any third party not involved in this lawsuit, except that such information may be provided: (a) to attorneys, accountants, tax advisors, directors, officers, employees, reinsurers, and auditors of any Party who have need to know of the Agreement, its existence and its terms in performance of their duties; (b) as may be required in connection with the filing of tax returns; (c) as may be required by law, by regulation having the force and effect of law, or by request of any governmental agency or other body with regulatory authority over the Party in question provided, however, that any such Party making disclosure after receiving a request shall indicate to the person or entity making the request that the existence and terms of the Agreement should be treated as confidential; (d) pursuant to an order issued by a court or agency of the United States, or any court or agency of any state within the United States; (e) as may be necessary to resolve any dispute concerning or to enforce any provision of this
Agreement; or (f) by mutual written agreement of the Parties, which agreement shall not be unreasonably withheld.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

14.0 Execution in Counterparts

This Agreement may be signed in multiple counterparts, and the separate signature pages executed by the Parties may be combined to create a document binding on all of the Parties and together shall constitute one and the same instrument.

15.0 Choice of Law and Venue

It is understood and agreed that this Agreement shall be governed by, construed and enforced in accordance with, and subject to, the laws of the State of Texas, and venue shall lie in state court in Dallas County, Texas.

16.0 Headings and Numbering

Any paragraph, article, and/or section headings or paragraph numbers used in this
Agreement are for convenience only and shall not impact the construction of the Agreement.

17.0 Severability

If any of the provisions of this Agreement, or the application thereof, shall, for any reason or to any extent, be construed by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, and application of such provisions to other circumstances, shall remain in effect and be interpreted so as best to reasonably effect the intent of the Parties.
(Remainder of page intentionally left blank. Signatures appear on next page.)

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth opposite the respective signatures below. UMED HOLDINGS, INC. By: _______________________________ Its: ____________________________ Date: ______________

MAMAKI OF HAWAII, INC.
By:

Its:
Date:

HAWAIIAN BEVERAGES, INC.
By: Its:

Date: /3 20/7 CURTIS BORMAN By: Date: LEE JENI5 By:

SETTLEMENT AND MUTUAL RELEASE AGREEMENT